Exhibit 99.8

CenturyLink™

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 24, 2010.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/CTL**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. A proposal to approve the issuance of shares of CenturyLink common stock in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of April 21, 2010, by and among Qwest Communications International Inc., the Company, and SB44 Acquisition Company, as such agreement may be amended from time to time.	☐	☐	☐
2. A proposal to approve the adjournment of the Meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the proposal to issue CenturyLink common stock in connection with the merger.	☐	☐	☐

3. In their discretion to vote upon such other business as may properly come before the Meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears herein. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — CENTURYLINK, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Glen F. Post, III or Stacey W. Goff, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock and voting preferred stock (collectively, the “Voting Shares”) of CenturyLink, Inc. (the “Company”) that the undersigned is entitled to vote at the special meeting of shareholders of the Company to be held on August 24, 2010, and at any and all adjournments thereof (the “Meeting”). In addition to serving as a Proxy, this card will also serve as instructions to each agent (collectively, the “Agents”) of the Company’s dividend reinvestment plan or employee stock purchase plans (collectively, the “Plans”) to vote in the manner designated on the reverse side hereof the shares of the Company’s common stock held as of July 13, 2010, in the name of any Agent and credited to any account of the undersigned in accordance with any of the Plans. Upon timely receipt of this Proxy, properly executed, all of your Voting Shares, including any held in the name of any Agent, will be voted as specified. The Board of Directors recommends that you vote FOR Items 1 and 2 listed on the reverse side hereof. If this Proxy is properly executed but no specific directions are given, all of your Voting Shares will be voted in accordance with these recommendations. (Please See Reverse Side)